EXHIBIT 11
----------


                   MECKLERMEDIA CORPORATION AND SUBSIDIARIES
                   -----------------------------------------

          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)
          ------------------------------------------------------------

                FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                -----------------------------------------------

                   (In thousands, except per share amounts)
                   ----------------------------------------



                                       1996              1995
                                    ----------        ----------

NET LOSS                              ($3,868)          ($1,275)
                                    ==========        ==========


WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                           8,422             7,306
                                    ==========        ==========

PRIMARY EARNINGS (LOSS) PER COMMON
  SHARE                                ($0.46)           ($0.17)
                                    ==========        ==========

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